VOTING AGREEMENT AND PROXY


VOTING AGREEMENT AND PROXY (the "Agreement") made this
_______ day of January, 1996, by and among Advanced MobileComm, Inc., a Massachusetts corporation ("AMI"), and each of the persons who is acquiring capital stock of Pittencrieff Communications, Inc., a Delaware corporation (the "Company"), on the date hereof and is listed on Schedule I hereto (such persons being hereinafter referred to collectively as the "Stockholders" and each singly as a "Stockholder").

WHEREAS, the Stockholders have acquired on the date hereof an aggregate of 11,909,842 shares of the Common Stock, $.01 par value (the "Common Stock") of the Company;

WHEREAS, in order to induce AMI to consummate the sale of stock and assets to the Company on the date hereof and to induce an affiliate of AMI to make certain financial commitments to the Company, the Stockholders are willing to grant a proxy to vote their shares of Common Stock for a period of time to designees of AMI;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders agree as follows:

1. Grant of Proxy. Except as expressly provided to the contrary in Section 2, each of the Stockholders does hereby agree that he or she shall vote the shares of Common Stock held by him or her in the manner designated by AMI and to effectuate the foregoing, each of the Stockholders does hereby constitute and appoint each of James P. Hynes, George K. Hertz and Donald S. Heaton, and each of them acting singly, with full power of substitution, the attorneys and proxies of each Stockholder to vote in such manner as each such attorney and proxy (or his substitute) shall in his sole discretion deem proper with respect to all of the shares of Common Stock which the Stockholder is entitled to vote at any meeting (whether annual or special and whether or not an adjourned meeting) of stockholders of the Company which may be held during the period commencing on the date hereof and ending on the second anniversary of the date hereof. This proxy is coupled with an interest and shall be irrevocable.

2. Release of Proxy. The Proxy granted in Section 1 shall terminate with respect to ten percent of the shares of Common Stock held by each Stockholder twelve months after the date hereof, and the Proxy granted in Section 1 shall terminate with respect to twenty-five percent of the shares of Common Stock held by each Stockholder eighteen months after the date of this Agreement.

3. Proxy Cards. Each Stockholder agrees that promptly upon receipt of each notice of a meeting of stockholders of the Company, the Stockholder will deliver to AMI the proxy card included with the notice.

4. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the earlier to occur of the following: (i) the second anniversary of the date hereof; or (ii) the sale of the Company, whether by merger, sale or transfer of more than eighty percent (80%) of its capital stock, or sale of substantially all of its assets.

5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail (airmail if to or from outside the United States), return receipt requested, postage prepaid, if to each Stockholder at his respective address set forth on Schedule I hereto or on the instrument of Accession pursuant to which he became a party to this Agreement, and if to the investors, at their respective addresses set forth on Schedule I hereto or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 5.

6. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

7. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

8. Waivers and Further Agreements. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

9. Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by AMI and the Stockholders holding at least two-thirds of all shares of Common Stock then subject to this Agreement. No amendment to this Agreement shall become effective until a copy thereof has been delivered to the Company.

10. Assignment; Successors and Assigns. This Agreement may not be assigned by any party except that AMI may transfer its rights hereunder in connection with its liquidation and dissolution. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

11. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid legal and enforceable to the maximum extent permitted by law.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
14. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Delaware General Corporation Law, including, without limitation, Sections 212 and 218 thereof as to matters within the scope thereof and with respect to all other matters by the laws of the Commonwealth of Massachusetts.

ADVANCED MOBILECOMM, INC.

By:___________________________
Name:
Title:

STOCKHOLDERS:

______________________________, as stockholder of Confidential
Communications
John A. Holley			    Corporation

______________________________, individually, as authorized agent of Trucked Mobile
Royce Witte				    Radio Systems and as
stockholder of D&E
    Communications, Inc. and Gulf States
Towers, Inc.

______________________________, as stockholder of Viking
Amusement Corp.
Nels Kjorvestad

______________________________, as stockholder of Viking
Amusement Corp.
Mary Kjorvestad

______________________________, as stockholder of A&D Mobile
Systems, Inc.
James Alan Bell			    and Bayou Communications, Inc.

______________________________, as stockholder of A&D Mobile
Systems, Inc.
John David Bell			    and Bayou Communications, Inc.

______________________________, as stockholder of FFC
Communications, Inc.
David E. Weisman,
Individually and as Trustee

______________________________, as stockholder of FFC
Communications, Inc.
Alan S. Tilles

______________________________, as stockholder of FFC
Communications, Inc.
Richard P. Meyer

______________________________, as stockholder of FFC
Communications, Inc.
Jean Meyer